UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  October 3, 2018

THERAVANCE BIOPHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation)	001-36033 (Commission File Number)	98-1226628 (I.R.S. Employer Identification Number)

PO Box 309

Ugland House, South Church Street

George Town, Grand Cayman, Cayman Islands KY1-1104

(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)        On October 3, 2018, Ms. Renee D. Gala notified Theravance Biopharma, Inc. (the “Company”) of her resignation as its Senior Vice President and Chief Financial Officer effective on January 2, 2019.  Ms. Gala indicated her resignation was not as a result of any disagreement with the Board or any matter related to the Company’s operations, policies or practices.  The Company intends to initiate a search for a new Chief Financial Officer and the Company noted that Ms. Gala has agreed to stay on through January 2, 2019 to assist in a smooth transition.  Ms. Gala noted in her resignation letter to the Company, “I have been fortunate enough to be presented a unique opportunity that is different from Theravance Biopharma in both stage and strategic focus, which will allow me to apply my skills and experience to new challenges.  While I am saddened to leave the finance team that I have built and the company that I have been a part of for the past 12 years, I know that the talented senior leadership and the strong, capable and experienced finance organization at Theravance Biopharma will continue to drive success for shareholders, partners, employees and patients.”

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE BIOPHARMA, INC.

Date: October 4, 2018	By:	/s/ Bradford J. Shafer
Bradford J. Shafer
Executive Vice President and General Counsel

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